EXHIBIT 99

CRT Properties, Inc.

225 NE Mizner Blvd., Suite 200
Boca Raton, Florida 33432

[CRT Properties Logo]

NEWS

FOR IMMEDIATE RELEASE

CRT PROPERTIES, INC. TO ACQUIRE SIGNATURE PLACE
IN DALLAS

BOCA RATON, Fla. – (BUSINESS WIRE) – November 9, 2004 – CRT Properties, Inc. (NYSE:CRO) today announced it has signed an agreement to acquire Signature Place in Dallas.

Signature Place is a 437,000 square foot Class A office building comprised of 2 interconnected towers. Tower 1, with 8 floors, and Tower 2, with 11 floors, are situated on 10.12 acres with an attached 4-story parking garage. The asset is located near the southwest corner of Preston Road and Belt Line Road in north Dallas and is approximately 2 minutes north of LBJ Freeway. It is surrounded by many restaurants, banks, and other retail amenities, most of which are within convenient walking distance. The asset is located within close proximity of neighborhoods with executive housing. It is currently 65% leased to 41 tenants.

Signature Place is under contract with the seller, Archon Group. The acquisition has been structured as a partnership with Dallas investor, Wilcox Capital Group contributing 25% of the equity. Wilcox, who has a strong local market presence, will lease and manage the asset.

Thomas J. Crocker, Chief Executive Officer, commented, “This acquisition is well suited for CRT’s strategy of acquiring quality assets with significant value-add opportunity at a discount to replacement cost. Since our proposed venture partner’s returns are subordinate to CRT’s, Wilcox is highly motivated to add value by reaching stabilized occupancy, and is already in the process of regaining leasing momentum for this asset.”

Pending the Company’s successful completion of due diligence on the property, the acquisition of Signature Place would be expected to close during the fourth quarter of 2004 and will be financed with proceeds from a non-recourse mortgage and the balance of the equity required of the Company will be drawn on the Company’s revolving line of credit.

About CRT Properties, Inc.

CRT Properties, Inc. owns or has interests in 134 office buildings, containing 10.8 million rentable square feet, primarily located in 21 suburban office projects and two urban centers in 12 metropolitan areas in the Southeastern United States, Texas and Maryland. For more information about CRT Properties, Inc., contact its website at http://www.crtproperties.com or Investor Relations, 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432-3945.

Private Securities Litigation Reform Act of 1995. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The forward-looking statements contained in this release, including those that refer to management’s plans and expectations for future operations, prospects and financial condition, are subject to certain risks and uncertainties. Actual results could differ materially from current expectations. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on these statements because, by their nature, they are subject to known and unknown risks and can be affected by factors that are beyond the control of CRT Properties, Inc. Among the factors that could affect the Company’s actual results are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; its ability to timely lease or re-lease space at current or anticipated rents to creditworthy tenants; changes in interest rates; future demand for its debt and equity securities; and its ability to complete current and future development projects on schedule and on budget. A more detailed discussion of these and other factors is set forth in the “Risk Factors” section of the Company’s SEC reports and filings, including its Annual Report on Form 10-K for the year ended December 31, 2003. For forward-looking statements contained or incorporated by reference herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT: CRT Properties, Inc.
Investor Relations
Thomas C. Brockwell, Executive Vice President
1-800-850-2037